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                                                                       Exhibit 5



                         [RIDDELL WILLIAMS LETTERHEAD]



                                 June 14, 2002



Redhook Ale Brewery, Incorporated
3400 Phinney Avenue North
Seattle, Washington 98103

RE:   FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to Redhook Ale Brewery, Incorporated (the "Company") in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission, with respect to an aggregate of 346,000 shares of Common Stock and associated Common Stock Purchase Rights of the Company (the "Shares") issuable upon exercise of options granted or to be granted under the Company's 2002 Stock Option Plan (the "Plan").

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plan will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

We note that members of our firm serve as the Secretary and an Assistant Secretary of the Company, and that certain members of our firm are the beneficial owners of a total of 81,200 shares of Common Stock of the Company.

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Redhook Ale Brewery, Incorporated
June 14, 2002
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Frank C. Woodruff

Frank C. Woodruff
        of
RIDDELL WILLIAMS P.S.